PROMISSORY NOTE

$200,000.00

June 6, 2001

FOR VALUE RECEIVED, the undersigned, COLLIN C. COPE of Knoxville, Tennessee (the "Borrower"), promises to pay to the order of RUBY TUESDAY, INC., a Georgia corporation (herein the "Lender" and, along with each subsequent holder of this Note, referred to as the "Holder"), the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00), with interest on the outstanding principal balance of this Note from the date hereof until fully paid at a simple interest rate of seven percent (7%) per annum, as hereinafter provided.

This Note shall be payable as follows:

(i) Beginning with any bonus payable to Borrower pursuant to that certain Partner Agreement dated June 6, 2001 ("Agreement"), between Borrower and Lender with respect to Lender's Fiscal Year (as defined in the Agreement) 2002 and continuing for any bonus payable to Borrower pursuant to the Agreement for any subsequent Fiscal Year, until the first to occur of the events or dates described in paragraph (ii) below, Borrower shall make payments of interest accrued and outstanding on the principal amount hereof to the extent such bonus exceeds fifty percent (50%) of the bonus opportunity for such Fiscal Year;

(ii) All unpaid principal hereof and accrued and unpaid interest hereon being due and payable on the first to occur of (i) any termination or expiration of that certain Partner Agreement dated as of June 6, 2001, between Borrower and Lender (the "Agreement"), or (ii) Borrower's resignation of employment with Lender (or any affiliate), or (iii) June 2, 2004.

Interest shall be calculated on the basis of three hundred and sixty
(360) days per year for the actual number of days elapsed. To the extent any accrued interest is not paid as described in (i) above, such amount shall continue to accrue as interest (to the fullest extent permitted by law) and shall be paid from any such bonus for subsequent Fiscal Years before the payment of interest for such Fiscal Year. To the extent applicable law does not permit such unpaid interest to continue to accrue, such amount shall be added to the principal amount hereof and shall, to the fullest extent permitted by law, constitute additional principal hereunder.

Upon the occurrence of (a) a failure to pay principal or accrued interest hereunder, or (b) "cause", as that term is defined in the Agreement, the Holder shall have the right to declare the unpaid principal of and accrued and unpaid interest on this Note to be forthwith due and payable. If any principal or interest is not paid when due, the Borrower agrees to pay a late charge of five cents ($0.05) for each dollar of each and every monthly installment which is not paid when due, to help defray the added expense incurred by the Holder in handling said delinquent payment, provided that in no event shall such late charge be construed as interest or cause interest to be due or payable hereunder in excess of the maximum interest permitted by applicable law.

The principal hereof and interest hereon shall be payable in lawful money of the United States of America, at the Lender's principal office at 150 West Church Street, Maryville, Tennessee 37801, or at such other place as the Holder hereof may designate in writing to the Borrower. The Borrower may prepay this Note in full or in part at any time without notice, penalty, prepayment fee, or payment of unearned interest; provided, however, any partial prepayment shall be made in increments of at least $10,000.

This Note is secured by Borrower's pledge of 16,997 shares of the common stock of Lender which are delivered by Borrower to Lender simultaneously herewith, free and clear of all liens, claims, and/or encumbrances whatsoever. In the event the unpaid principal hereof and/or accrued and unpaid interest is not paid in full when due, TIME BEING OF THE ESSENCE, the Shares may be sold or otherwise liquidated by Lender and the net proceeds thereof applied to such unpaid principal and accrued and unpaid interest. Borrower hereby waives any claim that any such sale or other liquidation by Lender was not conducted in a commercially reasonable manner. All parties liable for the payment of this Note agree to pay the Holder hereof reasonable attorneys' fees, not to exceed ten (10) percent of the principal sum named and, to the extent permitted by law, defined in this Note, for the services of counsel employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, or otherwise, and to indemnify and hold the Holder harmless against liability for the payment of state intangible, documentary and recording taxes, and other taxes (including interest and penalties, if any) which may be determined to be payable with respect to this transaction.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder, in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

The remedies of the Holder as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall arise.

No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy, or recourse, shall be effective unless set forth in a written document executed by the Holder, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

The Borrower and all sureties, endorsers, and guarantors of this Note hereby (a) waive demand, presentment of payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit, and diligence in collecting this Note, or in enforcing any of its rights under any guaranties securing the repayment hereof; (b) agree to any substitution, addition, or release of any collateral or any party or person primarily or secondarily liable hereon; (c) agree that the Holder shall not be required first to institute any suit, or to exhaust his/her, their, or its remedies against the Borrower or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal, or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent, or consideration to any of them; and (e) agree that, notwithstanding the occurrence of any of the foregoing (except with the express written release by the Holder or any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note.

Whenever used in this Note, the words "Borrower" and "Holder" shall be deemed to include the Borrower and the Holder named in the opening paragraph of this Note, and their respective heirs, executors, administrators, legal representatives, successors, and assigns. It is expressly understood and agreed that the Holder shall never be construed for any purpose as a partner, joint venturer, co-principal, or associate of the Borrower, or of any person or party claiming by, through, or under the Borrower in the conduct of their respective businesses.

TIME IS OF THE ESSENCE TO BORROWER'S PERFORMANCE UNDER THIS NOTE.

This Note shall be construed and enforced in accordance with the laws of the State of Tennessee.

The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

IN WITNESS WHEREOF, the undersigned Borrower has executed this instrument under seal as of the day and year first above written.


/s/ Collin C. Cope
COLLIN C. COPE



WITNESS